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

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1838


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $25,000,000                ORIGINAL ISSUE DATE:             February 3, 1999


CUSIP NUMBER:           59018S Y99                 STATED MATURITY DATE:            January 12, 2004


INTEREST CALCULATION:                              DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                     /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                     / / 30/360
(FIXED INTEREST RATE):                             / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                          / / COMMERCIAL PAPER RATE
/ / CMT RATE                                       / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                     / / CD RATE
/ / FEDERAL FUNDS RATE                             / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                               DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                 LIBOR TELERATE PAGE:
CMT REUTERS PAGE:                                  LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months               MINIMUM INTEREST RATE:           Not Applicable


SPREAD:                 0.500%                     MAXIMUM INTEREST RATE:           Not Applicable


INITIAL INTEREST RATE:  5.16938%                   SPREAD MULTIPLIER:               Not Applicable


INTEREST RESET DATES:   Quarterly, on the 12th of January, April, July and October, commencing on April 12,
                        1999; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 12th of January, April, July and October, commencing on April 12,
                        1999; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  January 29, 1999


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